Consent of Independent Registered Public Accounting Firm

The Board of Trustees
GPS Funds II:

We consent to the use of our report dated May 30, 2013, incorporated by reference herein, and to the reference to our Firm under the heading “Financial Highlights” in the prospectus.

/s/ KPMG LLP
July 31, 2014
Minneapolis, Minnesota